Tidal Trust I 485BPOS

Exhibit 99.(h)(i)(8)

FORM OF EIGHTH AMENDMENT

TO THE AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS EIGHTH AMENDMENT effective as of October 22, 2026, to the Amended and Restated Fund Administration Servicing Agreement (the “Agreement”) dated as of June 2, 2025, is entered into by and between Tidal Trust I (f/k/a Tidal ETF Trust), a Delaware statutory trust (the “Trust”), and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Exhibit A:

●	FINQ CORE U.S. Large Cap AI- Managed Equity ETF

; and

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST I (f/k/a Tidal ETF Trust) On behalf of each series listed on Amended Exhibit A attached hereto		TIDAL ETF SERVICES LLC

By:		By:
Name:	Eric Falkeis	Name:	Gavin Filmore
Title:	President	Title:	CEO

Amended Exhibit A to the Amended and Restated Fund Administration Servicing Agreement

Separate Series of Tidal Trust I

Name of Series

SoFi Select 500 ETF
SoFi Social 50 ETF
SoFi Enhanced Yield ETF
SoFi Agentic AI ETF

SoFi Social 50 Income ETF

SoFi AI Power Grid ETF

SoFi Blockchain Infrastructure ETF

SoFi Robotaxi and Autonomous Vehicles ETF

SoFi Risk-On Equity ETF

SoFi Risk-Off Equity ETF

SoFi Emerging Markets Efficient Growth ETF

SoFi International Efficient Growth ETF

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC Credit Rotation ETF

ATAC Rotation Fund

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF
Gotham Short Strategies ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

American Customer Satisfaction ETF

SonicShares™ Global Shipping ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF
FolioBeyond Enhanced Fixed Income Premium ETF

Residential REIT ETF
Intelligent Real Estate ETF

Aztlan Global Stock Selection DM SMID ETF
Aztlan North America Nearshoring Stock Selection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF
Unlimited HFEQ Equity Long/Short ETF
Unlimited HFGM Global Macro ETF
Unlimited HFEV Event Driven ETF
Unlimited HFFI Fixed Income ETF
Unlimited HFEM Emerging Markets ETF
Unlimited HFMF Managed Futures ETF
Unlimited Ultra HFND Multi-Strategy ETF
Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited Dynamic Leverage Gold ETF
Unlimited Dynamic Leverage Bitcoin ETF
Unlimited Dynamic Leverage Oil ETF
Unlimited Dynamic Leverage US Stocks ETF
Unlimited Dynamic Leverage US Treasuries ETF

Academy Veteran Bond ETF

Subversive Congressional Democrats Trading ETF
Subversive Congressional Republicans Trading ETF

Subversive Growth 100 Redacted ETF

Subversive S&P 500 Redacted ETF

Digital Asset Debt Strategy ETF

The Free Markets ETF

Dana Unconstrained Equity ETF

Dana Concentrated Dividend ETF

Dana Limited Volatility ETF

SMART Trend 25 ETF

SMART Earnings Growth 30 ETF

SMART Small Cap ETF

SMART Mid Cap ETF

FINQ FIRST U.S. Large Cap AI-Managed Equity ETF

FINQ DOLLAR NEUTRAL U.S. Large Cap AI-Managed Equity ETF

FINQ CORE U.S. Large Cap AI- Managed Equity ETF

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